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                                                                                     EXHIBIT 12


                     MERRILL LYNCH PREFERRED CAPITAL TRUST V
                     MERRILL LYNCH PREFERRED FUNDING V, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                             (dollars in thousands)



                                FOR THE THREE MONTHS ENDED        FOR THE THREE MONTHS ENDED
                                     September 30, 2005               September 24, 2004
                           ---------------------------------  ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH      MERRILL LYNCH      MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED          PREFERRED
                            CAPITAL TRUST V   FUNDING V,L.P.      CAPITAL TRUST V    FUNDING V,L.P.
                           ----------------- ---------------  ----------------- ---------------

Earnings                       $ 15,949           $ 18,657        $ 15,949           $ 18,611
                               ========           ========        ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                    15,470             15,949          15,470             15,949
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $ 15,470           $ 15,949        $ 15,470           $ 15,949
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17


                                FOR THE NINE MONTHS ENDED           FOR THE NINE MONTHS ENDED
                                    September 30, 2005                  September 24, 2004
                           ---------------------------------  ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH      MERRILL LYNCH      MERRILL LYNCH
                               PREFERRED        PREFERRED          PREFERRED           PREFERRED
                            CAPITAL TRUST V    FUNDING V,L.P.     CAPITAL TRUST V    FUNDING V,L.P.
                           ----------------- ---------------  ----------------- ---------------
Earnings                       $ 47,846           $ 55,937        $ 47,846           $ 55,823
                               ========           ========        ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                    46,410             47,846          46,410             47,846
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $ 46,410           $ 47,846       $  46,410           $ 47,846
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17




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